Exhibit 99.1

PANDORA REPORTS Q2 2016 FINANCIAL RESULTS

•	Q2 2016 total consolidated revenue was $343.0 million, growing 20% year-over-year

•	Q2 2016 advertising revenue was $265.1 million, growing 15% year-over-year

•	Q2 2016 ticketing service revenue was $22.8 million, growing approximately 20% year-over-year[1]

•	Q2 2016 total listener hours were 5.66 billion, growing 7% year-over-year

•	User engagement reached an all-time high of 24 hours per active user per month

OAKLAND, Calif. - July 21, 2016 - Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the second quarter ended June 30, 2016.

“We are making strong progress on Pandora’s transformation into a complete music marketplace,” said Pandora Founder and CEO Tim Westergren. “We made considerable progress on our product development plans while also improving margins sequentially. Pandora plans to deliver a powerfully differentiated music experience to accelerate growth and deliver value to listeners, music makers, advertisers and ultimately shareholders.”

Second Quarter 2016 Financial Results

Revenue: For the second quarter of 2016, total consolidated revenue was $343.0 million, a 20% year-over-year increase. Excluding revenue from ticketing services, total revenue was $320.3 million, an increase of 12% year-over-year. Advertising revenue was $265.1 million, a 15% year-over-year increase. Subscription and other revenue was $55.1 million, a 1% year-over-year increase. Ticketing service revenue was $22.8 million, an approximate 20% year-over-year increase1.

GAAP Net Loss and Adjusted EBITDA: For the second quarter of 2016, GAAP net loss was $76.3 million compared to a net loss of $16.1 million in the same quarter last year, and adjusted EBITDA was a loss of $25.1 million, compared to a profit of $16.3 million in the same quarter last year. For the second quarter of 2016, adjusted EBITDA differs from GAAP net loss in that it excludes $32.4 million in expense from stock-based compensation, $14.4 million of depreciation and amortization expense, $6.0 million of other expense and $1.5 million of benefit from income taxes.

Cash and Investments: For the second quarter of 2016, the Company ended with $311.3 million in cash and investments, compared to $382.5 million at the end of the prior quarter. Cash used in operating activities was $45.5 million for the second quarter of 2016, compared to $9.9 million of cash used by operating activities in the same period of the prior year.

Other Business Metrics

Listener Hours: Total listener hours grew 7% to 5.66 billion for the second quarter of 2016, compared to 5.30 billion for the same period of the prior year.

Active Listeners: Active listeners were 78.1 million at the end of the second quarter of 2016, compared to 79.4 million for the same period of the prior year.

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1Ticketfly’s results are included in Pandora’s consolidated financial statements subsequent to the acquisition date of October 31, 2015. Related year-over-year growth rates are calculated based on Ticketfly’s pre-acquisition results.
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Guidance

Based on information available as of July 21, 2016, the Company is providing the following financial guidance:

Third Quarter 2016 Guidance: Revenue is expected to be in the range of $360 million to $370 million. Adjusted EBITDA is expected to be in the range of a loss of $5 million to a profit of $5 million. Adjusted EBITDA differs from GAAP net loss in that it excludes forecasted stock-based compensation expense of approximately $35 million, depreciation and amortization expense of approximately $16 million, a provision for income taxes of approximately $0.5 million and other expense, net of $6 million and assumes minimal cash taxes given our net loss position. Basic shares outstanding for the third quarter 2016 are expected to be approximately 233 million.

Full Year 2016 Guidance: Revenue is expected to be in the range of $1.385 billion to $1.405 billion. Adjusted EBITDA loss is expected to be in the range of $70 million to $50 million. Adjusted EBITDA differs from GAAP net loss in that it excludes forecasted stock-based compensation expense of approximately $142 million, depreciation and amortization expense of approximately $62 million, a benefit from income taxes of approximately $0.3 million and other expense, net of $23 million and assumes minimal cash taxes given our net loss position. Basic shares outstanding for the full year 2016 are expected to be approximately 231 million. We anticipate a non-GAAP effective tax rate between 30-35% for full year 2016.

Board of Directors Update: Pandora also announced today that Peter Chernin concluded his tenure on the company’s board effective July 20, 2016. Chernin served on Pandora’s board since January 2011.

Second Quarter 2016 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss second quarter 2016 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 39740169, and available via webcast until August 4, 2016.

ABOUT PANDORA
Pandora (NYSE: P) is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.
www.pandora.com | Pandora Blog | Pandora LinkedIn | @PandoraPulse

"Safe harbor" Statement:
This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our

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competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the current period.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense and amortization of non-recoupable ticketing contract advances. The income tax effects of non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments have been reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, cost of revenue - ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: The Company adjusts non-GAAP net income (loss) by considering the income tax effects of its non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35% for the full year 2016. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

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Adjusted EBITDA

Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances and other income (expense).

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, cost of revenue - ticketing service, product development, sales and marketing and general and administrative. Intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue - ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

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Contacts:

Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

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Pandora Media, Inc.
Condensed Consolidated  Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Revenue
Advertising	$230,921	$265,126	$409,660	$485,434
Subscription and other	54,639	55,125	106,664	109,857
Ticketing service	—	22,771	—	45,036
Total revenue	285,560	343,022	516,324	640,327

Cost of revenue
Cost of revenue - Content acquisition costs	130,134	176,633	256,157	347,897
Cost of revenue - Other (1)	20,043	24,833	36,276	45,832
Cost of revenue - Ticketing service (1)	—	15,259	—	29,905
Total cost of revenue	150,177	216,725	292,433	423,634
Gross profit	135,383	126,297	223,891	216,693

Operating expenses
Product development (1)	18,742	33,808	34,617	69,654
Sales and marketing (1)	94,035	123,812	178,309	241,434
General and administrative (1)	38,812	40,562	75,566	86,858
Total operating expenses	151,589	198,182	288,492	397,946
Loss from operations	(16,206)	(71,885)	(64,601)	(181,253)

Interest expense	(124)	(6,247)	(255)	(12,422)
Other income, net	380	255	708	1,117
Total other income (expense), net	256	(5,992)	453	(11,305)
Loss before benefit from (provision for) income taxes	(15,950)	(77,877)	(64,148)	(192,558)

Benefit from (provision for) income taxes	(115)	1,544	(174)	1,123
Net loss	$(16,065)	$(76,333)	$(64,322)	$(191,435)

Basic and diluted net loss per share	$(0.08)	$(0.33)	$(0.31)	$(0.84)
Weighted-average basic and diluted shares	211,742	229,745	210,840	228,202

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Cost of revenue - Other	$1,406	$1,544	$2,613	$3,021
Cost of revenue - Ticketing service	—	67	—	127
Product development	5,354	7,243	9,959	15,744
Sales and marketing	13,327	15,128	24,671	28,741
General and administrative	7,397	8,450	13,436	23,454
Total stock-based compensation expense	$27,484	$32,432	$50,679	$71,087

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of June 30,
	2015	2016
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$334,667	$238,367
Short-term investments	35,844	54,800
Accounts receivable, net	277,075	263,654
Prepaid expenses and other current assets	35,920	43,286
Total current assets	683,506	600,107

Long-term investments	46,369	18,153
Property and equipment, net	66,370	102,016
Goodwill	303,875	306,715
Intangible assets, net	110,745	100,705
Other long-term assets	29,792	31,478
Total assets	$1,240,657	$1,159,174

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$17,897	$6,132
Accrued liabilities	37,185	29,723
Accrued royalties	97,390	123,583
Deferred revenue	19,939	28,751
Accrued compensation	43,788	48,971
Other current liabilities	15,632	17,432
Total current liabilities	231,831	254,592

Long-term debt, net	234,577	243,483
Other long-term liabilities	30,862	32,804
Total liabilities	497,270	530,879

Stockholders’ equity
Common stock	23	23
Additional paid-in capital	1,110,539	1,186,777
Accumulated deficit	(366,658)	(558,093)
Accumulated other comprehensive loss	(517)	(412)
Total stockholders’ equity	743,387	628,295
Total liabilities and stockholders’ equity	$1,240,657	$1,159,174

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Operating Activities
Net loss	$(16,065)	$(76,333)	$(64,322)	$(191,435)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	5,025	14,360	9,365	27,637
Stock-based compensation	27,484	32,432	50,679	71,087
Amortization of premium on investments, net	610	107	1,229	247
Other operating activities	110	579	944	1,474
Amortization of debt discount	—	4,504	—	8,938
Changes in operating assets and liabilities
Accounts receivable	(45,305)	(26,375)	(16,123)	12,139
Prepaid expenses and other assets	2,972	3,602	(2,104)	(16,140)
Accounts payable, accrued and other current liabilities	3,872	(13,942)	11,959	(17,409)
Accrued royalties	801	12,025	7,697	26,177
Accrued compensation	10,287	2,900	5,897	5,497
Other long-term liabilities	(70)	(658)	(1,596)	1
Deferred revenue	357	1,172	12,685	8,812
Reimbursement of cost of leasehold improvements	—	153	749	4,397
Net cash provided by (used in) operating activities	(9,922)	(45,474)	17,059	(58,578)

Investing Activities
Purchases of property and equipment	(10,239)	(20,193)	(14,578)	(34,564)
Internal-use software costs	(1,777)	(7,133)	(3,369)	(14,310)
Changes in restricted cash	—	(250)	—	(250)
Purchases of investments	(54,751)	(6,098)	(111,541)	(11,091)
Proceeds from maturities of investments	53,630	11,675	132,119	20,007
Proceeds from sales of investments	3,022	500	3,662	500
Payments related to acquisition, net of cash acquired	(200)	—	(200)	(676)
Net cash provided by (used in) investing activities	(10,315)	(21,499)	6,093	(40,384)

Financing activities
Proceeds from employee stock purchase plan	1,656	2,150	3,275	3,837
Proceeds from exercise of stock options	1,768	1,353	2,862	1,873
Payment of debt issuance costs	—	(32)	—	(32)
Tax payments from net share settlements of restricted stock units	(19)	(1,467)	(907)	(2,761)
Net cash provided by financing activities	3,405	2,004	5,230	2,917

Effect of exchange rate changes on cash and cash equivalents	(79)	(118)	(236)	(255)

Net increase (decrease) in cash and cash equivalents	(16,911)	(65,087)	28,146	(96,300)
Cash and cash equivalents at beginning of period	221,014	303,454	175,957	334,667
Cash and cash equivalents at end of period	$204,103	$238,367	$204,103	$238,367

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Gross profit
GAAP gross profit	$135,383	$126,297	$223,891	$216,693
Stock-based compensation: Cost of revenue - Other	1,406	1,544	2,613	3,021
Stock-based compensation: Cost of revenue - Ticketing service	—	67	—	127
Amortization of intangibles - Cost of revenue - Ticketing service	—	1,419	—	2,836
Non-GAAP gross profit	$136,789	$129,327	$226,504	$222,677

Net loss
GAAP net loss	$(16,065)	$(76,333)	$(64,322)	$(191,435)
Amortization of intangibles	183	5,138	366	10,271
Amortization of non-recoupable ticketing contract advances	—	1,280	—	2,442
Stock-based compensation	27,484	32,432	50,679	71,087
Income tax effects of non-GAAP net loss before provision for income taxes and the related non-GAAP adjustments	—	10,700	—	35,636
Non-GAAP net income (loss)	$11,602	$(26,783)	$(13,277)	$(71,999)

Non-GAAP EPS - basic	$0.05	$(0.12)	$(0.06)	$(0.32)
Non-GAAP EPS - diluted	$0.05	$(0.12)	$(0.06)	$(0.32)

Weighted average basic shares	211,742	229,745	210,840	228,202
Weighted average diluted shares	221,260	229,745	210,840	228,202

Adjusted EBITDA
GAAP net loss	$(16,065)	$(76,333)	$(64,322)	$(191,435)
Depreciation and amortization	5,025	14,360	9,365	27,637
Stock-based compensation	27,484	32,432	50,679	71,087
Other expense (income), net	(256)	5,992	(453)	11,305
Provision for (benefit from) income taxes	115	(1,544)	174	(1,123)
Adjusted EBITDA	$16,303	$(25,093)	$(4,557)	$(82,529)

Pandora Media, Inc.
RPM and LPM History
(unaudited)

	Three months ended June 30,				Six months ended June 30,
	2015		2016		2015		2016
	RPM	LPM	RPM	LPM	RPM	LPM	RPM	LPM

Advertising	$49.94	$22.54	$53.34	$30.65	$44.09	$22.13	$49.46	$30.56
Subscription	81.15	38.49	79.79	35.30	81.60	38.68	80.62	35.24
Total	$53.91	$24.57	$56.56	$31.21	$48.72	$24.17	$53.25	$31.13